DIRECTOR INDEMNITY AGREEMENT

THIS AGREEMENT (the "Agreement") is made to be effective as of ___________, 2010  by and between The Standard Register Company, an Ohio corporation (the "Company"), and ______________, an individual who is currently serving as a director of the Company (the "Indemnified Party").

BACKGROUND:

A.

The Ohio General Corporation Law permits, and in some cases requires, Ohio corporations to indemnify persons serving as directors and officers, but the indemnification provided by statute is specified not to be exclusive of indemnification under, among other things, a corporation's code of regulations or any agreement.

B.

The shareholders of the Company have adopted regulations which obligate the Company to indemnify directors and officers under certain circumstances and the Company's Code of Regulations also provides that the rights of indemnification provided thereunder are not exclusive of, and are in addition to, any rights to which a director or officer seeking indemnification may be entitled under, among other things, any agreement.

C.

It is extremely important for the Company to be able to obtain and retain directors and officers who have the abilities and qualities that are needed for its effective management and operation.

D.

Both the Company and the Indemnified Party recognize the increased risks of litigation and other claims being asserted against directors and officers of public companies.

E.

In recognition of the Indemnified Party's need for substantial protection against personal liability and in order to provide the Indemnified Party with specific contractual assurance that the Company shall indemnify the Indemnified Party under certain circumstances (regardless of, among other things, any amendment to or revocation of provisions in the Company's Code of Regulations dealing with indemnification), the Company desires to provide in this Agreement for the indemnification of the Indemnified Party to the extent and on the terms set forth in this Agreement.

TERMS OF AGREEMENT:

NOW, THEREFORE, and in consideration of the agreement of the Indemnified Party to continue to serve, at the request of the Company, as a director of the Company, the parties hereto made the following agreement, intending to be bound legally thereby:

1.

Mandatory Indemnification.  The Company shall indemnify the Indemnified Party if he or she was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation (domestic or foreign, non-profit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters'

fees, transcript costs and investigative costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his conduct was unlawful.  If the Indemnified Party shall claim indemnification under this Paragraph 1, he or she shall be presumed, in respect of any act or omission giving rise to such claim for indemnity, to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal matter, to have had no reasonable cause to believe his or her conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

2.

Court-Approved Indemnification.  Anything contained in this Agreement to the contrary notwithstanding, the Company shall not indemnify the Indemnified Party in respect of any claim, issue or matter asserted in any completed action or suit instituted by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, non-profit or for profit), partnership, joint venture, trust or other enterprise, as to which claim, issue or matter he or she shall have been adjudged to be liable for acting with reckless disregard for the best interests of the Company in the performance of his or her duty to the Company, unless and only to the extent that the Court of Common Pleas of Montgomery County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper.  The Company shall promptly make such indemnification as is determined by a court to be proper as contemplated by this Paragraph 2.

3.

Indemnification for Expenses.  Anything contained in this Agreement or elsewhere to the contrary notwithstanding, to the extent that the Indemnified Party has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph 1, or in defense of any claim, issue or matter therein, he or she shall be promptly indemnified by the Company against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees, transcript costs and investigative costs) actually and reasonably incurred by him or her in connection therewith.

4.

Indemnification Procedure.

(a)

Request for Indemnification.  To obtain indemnification under this Agreement, the Indemnified Party shall submit to the Company a written request, including therein such documentation and information as is reasonably available to the Indemnified Party and as is reasonably necessary to determine whether and to what extent the Indemnified Party is entitled to indemnification hereunder.  Upon receipt of such a request, the Secretary of the Company shall promptly advise the Board of Directors in writing that the Indemnified Party has requested indemnification from the Company.

(b)

Determination Required.  Any Indemnification required under Paragraph 1 and not precluded or required under Paragraphs 2 or 3 of this Agreement shall be made by the Company only upon a determination that such indemnification is proper in the circumstances because the Indemnified Party has met the applicable standard of conduct set forth in Paragraph 1.  Such determination may be made only (i) by a majority vote of a quorum consisting of directors of the Company who were not or are not parties to, or threatened with, such action, suit or proceeding, or (ii) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so direct, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who within the past five years has been retained by or performed services for the Company or the Indemnified Party, or (iii) by the Company's shareholders, or (iv) by the Court of Common Pleas of Montgomery County, Ohio or, if the Company is a party thereto, the court in which such action, suit or proceeding was brought, if any.  The Company, through its Board of Directors, shall have the right to elect any of the foregoing methods of determination.  The Company shall make the election within 14 days after receipt of the written request for indemnification and shall forthwith communicate notice of the election to the Indemnified Party.  In reaching a determination under this Paragraph 4(b), the directors, independent counsel, shareholders or court, as the case may be, shall presume that the Indemnified Party has met the applicable standard of conduct.  The presumption may be rebutted only if it shall be established by clear and convincing evidence that the Indemnified Party has not complied with the applicable standard of conduct.

(c)

Communication of Determination.  Any determination made pursuant to the provisions of divisions (i), (ii) or (iii) of Paragraph 4(b) shall be made as promptly as practicable (but in no event later than 120 days after the receipt of the written request of the Indemnified Party), shall be communicated forthwith to the Indemnified Party and shall be final, conclusive and binding upon the Indemnified Party; provided, however, that in the event that any such determination is, in whole or in part, adverse to the Indemnified Party, the Indemnified Party shall be entitled to commence a civil action in the Court of Common Pleas of Montgomery County, Ohio or in any other court of competent jurisdiction within 60 days after he shall receive notice of such determination.

(d)

Judicial Review.  In the event that a determination shall have been made pursuant to divisions (i), (ii) or (iii) of Paragraph 4(b) of this Agreement that the Indemnified Party is not entitled, in whole or in part, to indemnification, any judicial proceeding commenced pursuant to Paragraph 4(c) shall be conducted in all respects as a de novo trial on the merits, and the Indemnified Party shall not be prejudiced in any way by reason of that adverse determination.  The Company shall be precluded from introducing into evidence such adverse determination and shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e)

Time for Requesting Judicial Review.  In the absence of a determination that the Indemnified Party has met the applicable standard of conduct pursuant to the provisions of divisions (i), (ii) or (iii) of Paragraph 4(b), the Indemnified Party may at any time request a determination by a court in accordance with division (iv) of Paragraph 4(b).  In any such proceeding, the failure to make a determination as aforesaid pursuant to the provisions of divisions (i), (ii) or (iii) of Paragraph 4(b) shall not be evidence in rebuttal of the presumption recited in Paragraph 1.  Any determination made by the disinterested directors under division (i) or by independent legal counsel under division (ii) of Paragraph 4(b) to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Company shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Montgomery County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

(f)

Expenses of Adjudication.  In the event that the Indemnified Party seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Agreement, the Indemnified Party shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein.  If it shall be determined in said judicial adjudication that the Indemnified Party is entitled to receive part but not all of the indemnification sought, the expenses incurred by the Indemnified Party in connection with such judicial adjudication shall be appropriately prorated.

5.

Advances for Expenses.  Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees, transcript costs and investigative costs) incurred in defending any action, suit or proceeding referred to in Paragraph 1 of this Agreement, except for such a matter brought pursuant to Section 1701.95 of the Ohio Revised Code, shall be paid by the Company, in advance of the final disposition of such action, suit or proceeding, to or on behalf of the Indemnified Party promptly as such expenses are incurred by him.  The Company shall pay such expenses within ten days after the receipt by the Company of a statement or statements from the Indemnified Party requesting payment of such advances from time to time.  Such statement or statements shall reasonably evidence the expenses incurred by the Indemnified Party.  The Indemnified Party shall repay to the Company all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he or she shall not have been successful on the merits or otherwise (x) if it shall ultimately be determined as provided in Paragraph 4 of this Agreement that he is not entitled to be indemnified by the Company as provided under Paragraph 1 of this Agreement; or (y) if, in respect of any claim, issue or other matter asserted by or in the right of the Company in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the Company in the performance of his duty to the Company, unless and only to the extent that the Court of Common Pleas of Montgomery County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

6.

Certain Definitions.  For purposes of this Agreement, and as an example and not by way of limitation:

(a)

The Indemnified Party shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph 1 of this Agreement, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to him or her, with or without prejudice, without the entry of a judgment or order against him or her, without a conviction of him or her, without the imposition of a fine upon him or her and without his payment or agreement to pay any amount in settlement thereof

(whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or her or otherwise results in a vindication of him or her); and

(b)

References to an "other enterprise" shall include employee benefit plans; reference to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service by the Indemnified Party as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, the Indemnified Party with respect to an employee benefit plan, its participants or beneficiaries; and if the Indemnified Party acts in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, he or she shall be deemed to have acted in a manner "not opposed to the best interests of the Company" within the meaning of that term as used in this Agreement.

7.

Agreement Not Exclusive.  The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnified Party may be entitled under the Articles of Incorporation or the Regulations of the Company or under any other agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue after the Indemnified Party has ceased to be a director, trustee, officer, employee or agent of the Company.

8.

Governing Law; Forum.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.  Any action by the Indemnified Party, or by the Company, to determine a claim for indemnification under this Agreement shall be maintained as to the Company and the Indemnified Party at the City of Dayton, State of Ohio.  The Company and the Indemnified Party consent to the exercise of jurisdiction over its, his or her person by the Court of Common Pleas of Montgomery County, Ohio.

9.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall constitute a single instrument.

10.

Severability.  If any provision of this Agreement or the application of any provision hereof to any person or circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstances, all of which provisions shall remain in full force and effect, and it is the intention of the Company and of the Indemnified Party that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

11.

Gender.  When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

12.

Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto; provided, however, that the rights of the Indemnified Party under this

Agreement may be assigned only to his personal representative or by his will or pursuant to the applicable laws of descent and distribution.

13.

Headings.  The headings of various items of this Agreement have been inserted for convenience only, and the interpretation hereof shall be based strictly upon the text without reference to such headings.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

INDEMNIFIED PARTY:

THE STANDARD REGISTER COMPANY

Name _____________________________

By:  _______________________________

Its:  _______________________________